    As filed with the Securities and Exchange Commission on October 10, 2000
                                               Registration No. 333-____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                             ----------------------

                                 PACKETEER, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                                            770420107
  (State or other jurisdiction                                       (IRS Employer Identification No.)
of incorporation or organization)

                           10495 N. DE ANZA BOULEVARD
                           CUPERTINO, CALIFORNIA 95014
               (Address of principal executive offices) (Zip Code)

                             ----------------------

        WORKFIRE TECHNOLOGIES INTERNATIONAL, INC. 2000 STOCK OPTION PLAN
                            (Full title of the Plan)

                             ----------------------

                              MR. CRAIG W. ELLIOTT
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 PACKETEER, INC.
                           10495 N. DE ANZA BOULEVARD
                           CUPERTINO, CALIFORNIA 95014
                     (Name and address of agent for service)
                                 (408) 873-4400
          (Telephone number, including area code, of agent for service)

                             ----------------------

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                                  Proposed         Proposed
              Title of                                            Maximum          Maximum
             Securities                           Amount          Offering         Aggregate        Amount of
               to be                               to be            Price          Offering       Registration
             Registered                        Registered(1)     per Share(2)      Price(2)            Fee
             ----------                        -------------     ------------      ---------      ------------
Workfire Technologies International, Inc.     154,862 shares        $2.77         $428,967.74        $113.25
2000 Stock Option Plan
Common Stock, $0.001 par value
==============================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Workfire Technologies International, Inc. 2000 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference

     Packeteer, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Commission on March 23, 2000, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

     (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1999, March 31, 2000 and June 30, 2000, filed with the Commission on November 9, 1999, April 28, 1999 and August 4, 2000, respectively;

     (c) The Registrant's Current Report on Form 8-K filed with the Commission on September 28, 2000;

     (d) The Corporation's Registration Statement on Form 8-A12G filed with the SEC on June 21, 1999, in which are described the terms, rights and provisions applicable to the Corporation's outstanding Common Stock.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     Not Applicable

Item 5. Interests of Named Experts and Counsel

     Not Applicable.

Item 6. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. The Registrant's Bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, subject to Delaware law, its directors shall not be personally liable for monetary damages for breach of the directors' fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant or its stockholders for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into indemnification agreements. These indemnification agreements provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7. Exemption from Registration Claimed

     Not Applicable.

Item 8. Exhibits

Exhibit Number      Exhibit
--------------      -------
      4             Instruments Defining the Rights of Stockholders. Reference
                    is made to Registrant's Registration Statement No. 333-79077 on Form 8-A12G, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to this
                    Registration Statement.

      5             Opinion and consent of Brobeck, Phleger & Harrison LLP.

     23.1           Consent of KPMG LLP, Independent Auditors.

     23.2           Consent of Brobeck, Phleger & Harrison LLP is contained in
                    Exhibit 5.

     24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

     99.1           Workfire Technologies International, Inc. 2000 Stock Option Plan.

     99.2           Form of Stock Option Agreement-Workfire Technologies
                    International, Inc.

     99.3           Form of Stock Option Assumption Agreement-Workfire Technologies
                    International, Inc.

Item 9. Undertakings

     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of Workfire Technologies International, Inc. 2000 Stock Option Plan.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California on this 10th day of October, 2000.

                                        PACKETEER, INC.


                                        By: /s/ CRAIG W. ELLIOTT
                                           -------------------------------------
                                           Craig W. Elliott
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of Packeteer, Inc., a Delaware corporation, do hereby constitute and appoint Craig W. Elliott, President and Chief Executive Officer and David C. Yntema, Chief Financial Officer and Secretary and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                 Title                        Date
---------                                 -----                        ----
/s/ CRAIG W. ELLIOTT            Chief Executive Officer,        October 10, 2000
------------------------------  President and Director
Craig W. Elliott



/s/ David C. Yntema             Chief Financial Officer,        October 10, 2000
------------------------------  and Secretary
David C. Yntema



/s/ ROBERT PACKER               Chief Technical Officer         October 10, 2000
------------------------------  and Director
Robert Packer

Signature                                 Title                        Date
---------                                 -----                        ----
/s/ BRETT GALLOWAY              Vice President, Engineering     October 10, 2000
-----------------------------   and Chief Operating Officer
Brett Galloway                  and Director



/s/ STEVEN CAMPBELL             Chairman of the Board           October 10, 2000
----------------------------    of Directors
Steven Campbell



/s/ JOSEPH GRAZIANO             Director                        October 10, 2000
-----------------------------
Joseph Graziano


/s/ WILLIAM R. STENSRUD         Director                        October 10, 2000
-----------------------------
William R. Stensrud


/s/ PETER MORRIS                Director                        October 10, 2000
-----------------------------
Peter Morris

                                  EXHIBIT INDEX

Exhibit Number      Exhibit
--------------      -------
      4             Instruments Defining the Rights of Stockholders. Reference
                    is made to Registrant's Registration Statement No. 333-79077 on Form 8-A12G, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to this
                    Registration Statement.

      5             Opinion and consent of Brobeck, Phleger & Harrison LLP.

     23.1           Consent of KPMG LLP, Independent Auditors.

     23.2           Consent of Brobeck, Phleger & Harrison LLP is contained in
                    Exhibit 5.

     24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

     99.1           Workfire Technologies International, Inc. 2000 Stock Option Plan.

     99.2           Form of Stock Option Agreement-Workfire Technologies
                    International, Inc.

     99.3           Form of Stock Option Assumption Agreement-Workfire Technologies
                    International, Inc.